UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________________

FORM 8-K

_________________________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):   January 10, 2017

_________________________

NEXEON MEDSYSTEMS INC

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55655	81-0756622
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1708 Jaggie Fox Way Lexington, Kentucky	40511
(Address of Principal Executive Offices)	(Zip Code)

844-919-9990

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

1

Item 1.01	Entry into a Material Definitive Agreement.

Acquisition Agreement

On January 10, 2017, Rosellini Scientific, LLC, a limited liability company formed under the laws of the State of Texas, (“RS”) and Nexeon Medsystems Europe, S.a.r.l., a Luxembourg private limited liability company (hereinafter referred to as “Nexeon Europe”), which is a wholly-owned subsidiary of Nexeon MedSystems Inc, a Nevada corporation, (the “Company”), and in the presence of Nexeon Medsystems Belgium S.p.r.l., a company incorporated under the laws of Belgium, (hereinafter referred to as “BelCo”), entered into an Acquisition Agreement. RS is the sole shareholder of BelCo owning 107,154 shares (the “Shares”).

Pursuant to the Acquisition Agreement, RS is granting to Nexeon Europe the exclusive and irrevocable right to purchase the Shares upon the terms and conditions set forth in the Acquisition Agreement (the “Right to Purchase”). The consideration for the Right to Purchase is US $1,000 (the “Acquisition Price”). Nexeon Europe shall have the right to exercise the Right to Purchase commencing from the date of the Acquisition Agreement and terminating on December 31, 2017 (the “Acquisition Period”). In the event Nexeon Europe exercises the Right to Purchase, the Agreement shall be automatically deemed converted into and considered a share transfer agreement for the purchase of the Shares and the Acquisition Price shall be considered the Purchase Price of the Shares and shall be deemed to have been satisfied by Nexeon Europe to RS as of the date of the Acquisition Agreement. If Nexeon Europe elects not to exercise the Right to Purchase on or before December 31, 2017, then the Acquisition Agreement shall become null and void and of no further force and effect.

Pursuant to the terms of the Acquisition Agreement, closing of the transaction is conditioned upon the delivery to Nexeon Europe of a two year audit for years ending December 31, 2015 and 2016 of BelCo, to be completed by April 15, 2017. RS shall be solely responsible and liable for any and all fees, costs and expenses associated with such audit. The audit shall be conducted in compliance with United States GAAP and PCAOB Standards along with any other requirements in conjunction with the financial reporting regulations as issued and applied by the U.S. Securities and Exchange Commission.

The foregoing description of the terms of the Acquisition Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement itself, a copy of which is filed as Exhibit 10.1 to this report, and the terms of which are incorporated herein by reference.

Description of BelCo

Nexeon Medsystems Belgium, S.p.r.l., formerly known as Rosellini Scientific Benelux, is wholly-owned subsidiary of RS and is a medical device manufacturing company with 10 full-time employees and consultants. BelCo was originally formed in 2013 and is located in Liege, Belgium. BelCo has previously received a number of subsidies from the government of the Walloon region in Belgium to develop active implantable medical devices.  In addition, BelCo has acquired assets related to an implantable neurostimulation device system, the Synapse™, for use in the treatment of neurological diseases.   The Synapse™ was previously issued a CE Mark for use in the treatment of certain movement disorders associated with Parkinson's disease.  It also is being manufactured for a number of commercial partners, including Galvani Bioelectronics and John Hopkin's University, for use in their various research projects.

Description of Nexeon Europe

Nexeon Europe is a wholly–owned subsidiary of the Company formed on October 28, 2016. The Company and Nexeon Europe are part of the Nexeon group of companies (the “Group”) that is currently being restructured in order to achieve a more efficient and cost-effective Group structure.

2

Loan Agreement and Promissory Note

In connection with the Acquisition Agreement described above and based on the contemplation that Nexeon Europe shall acquire all of the shares of BelCo in order for BelCo to become a part of the Nexeon group of companies, Nexeon Europe (Lender) and BelCo (Borrower) entered into a Loan Agreement and related Promissory Note pursuant to which the Nexeon Europe agrees to make a loan to the BelCo in the aggregate principal amount of EUR 1,000,000 (One Million Euros) (the “Loan”). The Loan shall mature on the first Business Day falling one (1) year from the date of the Loan Agreement (the “Maturity Date”). The Maturity Date shall be extended and the term of the Loan Agreement automatically renewed for successive thirty (30) day periods unless the BelCo notifies the Nexeon Europe within ten (10) days of the then upcoming Maturity Date that it intends to repay the full amount or the then outstanding amount of the Loan prior to the upcoming Maturity Date. BelCo may repay, either partially or entirely, the Loan and/or accrued interest thereon at any time prior to the Maturity Date without penalty, upon giving at least two (2) Business Days’ prior written notice to Nexeon Europe. BelCo and Nexeon Europe may also agree to settle the Loan through the inter-company account netting procedure or to capitalize as an investment in the subsidiary.

The Loan shall bear interest at the rate of 5% per annum on a 365 day year basis and the actual number of days elapsed. Accrued interest on the unpaid principal amount of the Loan shall be payable on the Maturity Date. Accrued interest on any partial repayment of the Loan shall be payable on the earlier of the date of repayment or the first business day of the month following partial repayment.

The foregoing description of the terms of the Loan Agreement and related Promissory Note does not purport to be complete and is subject to and qualified in its entirety by reference to the Loan Agreement and the Promissory Note, copies of which are filed as Exhibits 10.2 and 10.3 to this report, and the terms of which are incorporated herein by reference.

Security Agreement

In connection with the Acquisition Agreement, the Loan Agreement and the Promissory Note described above, BelCo and Nexeon Europe entered into a Security Agreement pursuant to which BelCo has agreed to grant a security interest in the Collateral (as defined below) as security for the Loan being granted pursuant to the Loan Agreement.

As collateral security for the payment in full when due (whether at stated maturity, by acceleration or otherwise) of the Loan, BelCo pledged and granted to Nexeon Europe, as Secured Party for the benefit of the Secured Party, a security interest in all of BelCo’s right, title and interest in, to and under all of its properties, including but not limited to personal and real property, in each case whether tangible or intangible, in whatever format (as applicable), wherever located, and whether now owned by the BelCo or hereafter acquired and whether now existing or hereafter coming into existence (collectively, the “Collateral”).

The foregoing description of the terms of the Security Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the agreement itself, a copy of which is filed as Exhibit 10.4 to this report, and the terms of which are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Acquisition Agreement between Rosellini Scientific, LLC and Nexeon Medsystems Europe, S.a.r.l.
10.2	Loan Agreement between Nexeon Medsystems Europe, S.a.r.l. and Nexeon Medsystems Belgium S.p.r.l.
10.3	Promissory Note of Nexeon Medsystems Belgium S.p.r.l.
10.4	Security Agreement between Nexeon Medsystems Europe, S.a.r.l. and Nexeon Medsystems Belgium S.p.r.l.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEON MEDSYSTEMS INC

	By:	/s/ Ronald Conquest
Date: January 17, 2017		Ronald Conquest
Executive Vice President of Corporate Finance

4